    As filed with the Securities and Exchange Commission on August 3, 1998.

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                             JDN REALTY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Maryland                                        58-1468053
   (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                      359 East Paces Ferry Road, Suite 400
                             Atlanta, Georgia 30305
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                   ------------------------------------------

                JDN REALTY CORPORATION 1993 INCENTIVE STOCK PLAN,
                    JDN REALTY CORPORATION 1993 NON-EMPLOYEE
                         DIRECTOR STOCK OPTION PLAN, AND
            JDN REALTY CORPORATION 1995 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

J. Donald Nichols                            Copy to:
JDN Realty Corporation                       E. Marlee Mitchell
359 East Paces Ferry Road, Suite 400         Waller Lansden Dortch & Davis, PLLC
Atlanta, Georgia 30305                       511 Union Street, Suite 2100
(Name and Address of Agent for Service)      Nashville, Tennessee  37219-1760

                    -----------------------------------------

                                 (404) 262-3252
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
               Title of
            Securities to                                           Proposed Maximum      Proposed Maximum
            be Registered                    Amount to be          Offering Price per    Aggregate Offering      Amount of
                                              Registered                  Share                 Price         Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  2,842,832 shares (1)            $16.9521          $48,191,972.35          $ 14,217
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     76,500 shares (2)            $16.9874          $ 1,299,536.10          $    384
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      3,008 shares (3)            $14.7922          $    44,494.94          $     14
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  1,301,359 shares (4)            $22.1250(5)       $28,792,567.88          $  8,494
-------------------------------------------------------------------------------------------------------------------------------
         Total:                         4,223,699 shares                   --                    --               $ 10,583(6)
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents (a) 802,220 shares reserved for issuance at $14.67 per share, (b) 65,550 shares reserved for issuance at $15.50 per share, (c) 450,000 shares reserved for issuance at $13.50 per share, (d) 3,750 shares reserved for issuance at $19.25 per share, (e) 1,410,000 shares reserved for issuance at $20.75 per share and (f) 111,312 shares issued pursuant to options or restricted stock under the 1993 Incentive Stock Plan.
(2)      Represents (a) 13,500 shares reserved for issuance at $14.67 per share,
         (b) 13,500 shares reserved for issuance at $13.33 per share, (c) 13,500 shares reserved for issuance at $14.92 per share, (d) 18,000 shares reserved for issuance at $18.42 per share and (e) 18,000 shares reserved for issuance at $21.58 per share, pursuant to options previously granted under the 1993 Non-Employee Director Stock Option Plan.
(3)      Represents shares issued under the 1995 Employee Stock Purchase Plan.
(4) Represents (a) 780,866 shares reserved for issuance under the 1993 Incentive Stock Plan in addition to those described in footnote (1) above, (b) 373,500 shares reserved for issuance under the 1993 Non-Employee Director Stock Option Plan in addition to those described in footnote (2) above, and (c) 146,993 shares reserved for issuance under the 1995 Employee Stock Purchase Plan in addition to those described in footnote (3) above.
(5) Estimated pursuant to Rule 457(h)(1), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the common stock, $.01 par value per share (the "Common Stock") of JDN Realty Corporation as reported on the New York Stock Exchange on July 28, 1998.
(6) 2,581,220 shares of the Common Stock have been registered on a previously filed registration statement on Form S-8 (No. 333-1848). An additional 1,642,479 shares of the Common Stock are being registered herewith and, in accordance with General Instruction E of Form S-8, the fee is being paid only with respect to the additional 1,642,479 shares of the Common Stock, 1,301,359 of which are reserved for issuance for future option grants and 341,120 of which are reserved for issuance at $20.75 per share as described in 1(e) above. Consequently, the registration fee represents $8,494 for the 1,301,359 shares reserved for issuance for future grants and $2,089 for the 341,120 shares reserved for issuance pursuant to options granted at $20.75 per share.

PROSPECTUS
AUGUST 3, 1998





                             JDN REALTY CORPORATION

                                4,223,699 SHARES
                                  COMMON STOCK
                                ($.01 PAR VALUE)


         This Prospectus has been prepared for use by certain affiliates and employees ("Selling Shareholders") of JDN Realty Corporation (the "Company") in connection with the resale of up to an aggregate of 4,223,699 shares of common stock, par value $.01 per share (the "Common Stock"), which may be issued to such Selling Shareholders (i) pursuant to the Company's 1993 Incentive Stock Plan (the "Incentive Plan") or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Incentive Plan;
(ii) pursuant to the Company's 1993 Non-Employee Director Stock Option Plan (the "Directors' Plan") or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Directors' Plan; and (iii) pursuant to the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Incentive Plan, the Directors' Plan and Purchase Plan (collectively referred to herein as the "Plans"). See "Selling Shareholders."

         This Prospectus may only be used in conjunction with a supplement which contains the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them except with respect to sales by nonaffiliates of no more than the lesser of 1,000 restricted shares or one percent of the shares issuable under the applicable Plan.

         None of the proceeds from the sale of the shares by the Selling Shareholders will be received by the Company. The Company will bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by the Selling Shareholders.

         SEE "RISK FACTORS" IN THE COMPANY'S CURRENT REPORT ON FORM 8-K, DATED JANUARY 26, 1998, INCORPORATED HEREIN BY REFERENCE, FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.


                             -----------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison, Street, Suite 1400, Chicago, Illinois 60661-2511; Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. The Common Stock is listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Common Stock. This Prospectus and any accompanying supplement do not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus and any accompanying supplement concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of its or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission by the Company (File Number 1-12844) pursuant to the Exchange Act are incorporated by reference into this Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

         (3) The Company's Current Reports on Form 8-K dated January 26, 1998, January 26, 1998, February 4, 1998, February 10, 1998,
                  February 13, 1998, February 20, 1998, March 2, 1998, March 30, 1998, April 1, 1998 and June 17, 1998.

         (4) The Company's Proxy Statement relating to the Annual Meeting of Shareholders held on May 14, 1998; and

         (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-11 (33-73710), as amended, as incorporated by reference into the Company's Registration Statement on Form 8-A (1-12844).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         A registration statement (the "Registration Statement") on Form S-8 (File No. 333-1848) was filed with the Securities and Exchange Commission on March 1, 1996 covering the registration of 2,581,220 shares of the Company's common stock, $.01 par value per share ("Common Stock") authorized for issuance under the Company's 1993 Incentive Stock Plan (the "Plan"). Pursuant to Rule 429 and General Instruction E of Form S-8, this registration statement is being filed to register an additional 1,642,479 shares of Common Stock authorized under the Plan. The contents of the Registration Statement are incorporated herein by this reference.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THESE DOCUMENTS IS AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM CHARLES N. TALBERT, DIRECTOR OF INVESTOR RELATIONS, JDN REALTY CORPORATION, 359 EAST PACES FERRY ROAD, SUITE 400, ATLANTA, GEORGIA 30305, (404) 262-3252.


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

AVAILABLE INFORMATION............................................................................................2

DOCUMENTS INCORPORATED BY REFERENCE..............................................................................2

THE COMPANY......................................................................................................4

USE OF PROCEEDS..................................................................................................4

SELLING SHAREHOLDERS.............................................................................................4

LEGAL MATTERS....................................................................................................5

EXPERTS..........................................................................................................5

                                   THE COMPANY

         The Company is a real estate investment trust incorporated under the laws of the State of Maryland. The principal executive offices of the Company are located at 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, and its telephone number is (404) 262-3252.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of shares of the Company's Common Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The issuance of shares of Common Stock (i) pursuant to the Incentive Plan or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Incentive Plan; (ii) pursuant to the Directors' Plan or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Directors' Plan; or (iii) upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Purchase Plan has been registered under the Securities Act of 1933 (the "Securities Act") by a Registration Statement on Form S-8. This Prospectus is to be used in connection with any resales by persons who may be considered "affiliates" of the Company within the meaning of the Securities Act of the Company's Common Stock acquired pursuant to the Plans after the date of the Registration Statement and other persons who, although not affiliates, may hold restricted securities previously issued through an employee benefit plan.

         At the date of this Prospectus, the Company does not know the names of persons who intend to resell shares of Common Stock of the Company acquired pursuant to the Plans. The Selling Shareholders will be either (a) employees or executive officers of the Company or its subsidiaries who have been or may be granted options to purchase the Company's Common Stock or restricted shares of Common Stock under the Incentive Plan, (b) non-employee directors of the Company who have been or may be granted options to purchase shares of the Company's Common Stock under the Directors' Plan or (c) certain employees of the Company or its subsidiaries who may be granted options to purchase shares of the Company's Common Stock under the Purchase Plan. The Company will supplement this Prospectus with the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them as that information becomes known, unless such Selling Shareholders are not "affiliates" of the Company within the meaning of the Securities Act and are selling no more than the lesser of 1,000 shares or one percent of the shares issuable under the applicable Plan.

         The shares may be offered by the Selling Shareholders from time to time in transactions through The New York Stock Exchange, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                                  LEGAL MATTERS

         The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee.

                                     EXPERTS

         The consolidated financial statements and schedules of the Company, incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated or included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                         -------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    EXHIBITS

The following exhibits are required to be included in this registration statement under Part II, Item 8:

4.1 Articles of Restatement of the Registrant, filed as an exhibit to the Registrant's Current Report on Form 8-K, dated November 7, 1996, and incorporated herein by this reference.

4.2 Amended and Restated Bylaws of the Registrant, filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by this reference.

5 Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company.

23.1 Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in the opinion filed as Exhibit 5).

23.2     Consent of Ernst & Young LLP.

24       Power of Attorney (included on signature page).

99.1 JDN Realty Corporation 1993 Incentive Stock Option Plan, as amended and restated, filed as Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for year ended December 31, 1997, and incorporated herein by this reference.

99.2 JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-11 (33-73710), and incorporated herein by reference.

99.3     JDN Realty Corporation 1995 Employee Stock Purchase Plan, filed as
         Exhibit 99(c) to the Registrant's Registration Statement on Form S-8 (333-1848), and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 1998.

                                         JDN REALTY CORPORATION

                                         BY:    /s/ J. Donald Nichols
                                             -----------------------------------
                                                J. Donald Nichols, Chairman and
                                                Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Donald Nichols and William J. Kerley, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents, including registration statements, in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   /s/ J. Donald Nichols                Chairman of the Board & Chief Executive          July 20, 1998
--------------------------------------  Officer (Principal Executive Officer)
     J. Donald Nichols

   /s/ Elizabeth L. Nichols             President & Director                             July 20, 1998
-------------------------------------
      Elizabeth L. Nichols

   /s/ William J. Kerley                Senior Vice President, Secretary, Treasurer      July 20, 1998
-------------------------------------   & Chief Financial Officer (Principal
      William J. Kerley                 Financial Officer)

   /s/ John D. Harris, Jr.              Vice President, Controller & Assistant           July 20, 1998
-------------------------------------   Secretary (Principal Accounting Officer)
      John D. Harris, Jr.

   /s/ Haywood D. Cochrane, Jr.         Director                                         July 20, 1998
-------------------------------------
     Haywood D. Cochrane, Jr.

   /s/ William B. Greene                Director                                         July 20, 1998
-------------------------------------
      William B. Greene

   /s/ Craig Macnab                     Director                                         July 20, 1998
-------------------------------------
    Craig Macnab

   /s/ Robert P. Corker, Jr.            Director                                         July 20, 1998
-------------------------------------
      Robert P. Corker, Jr.

                                        Director                                         _______, 1998
-------------------------------------
      William G. Byrnes

                                  EXHIBIT INDEX


EXHIBIT
-------


The following exhibits are required to be included in this registration statement under Part II, Item 8:

4.1 Articles of Restatement of the Registrant, filed as an exhibit to the Registrant's Current Report on Form 8-K, dated November 7, 1996, and incorporated herein by this reference.

4.2 Amended and Restated Bylaws of the Registrant, filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by this reference.

5 Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company.

23.1 Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in the opinion filed as Exhibit 5).

23.2     Consent of Ernst & Young LLP.

24       Power of Attorney (included on signature page).

99.1 JDN Realty Corporation 1993 Incentive Stock Option Plan, as amended and restated, filed as Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for year ended December 31, 1997, and incorporated herein by this reference.

99.2 JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-11 (33-73710), and incorporated herein by reference.

99.3     JDN Realty Corporation 1995 Employee Stock Purchase Plan, filed as
         Exhibit 99(c) to the Registrant's Registration Statement on Form S-8 (333-1848), and incorporated herein by reference.